TRUST AGREEMENT
                                  OF TXU CAPITAL IV



                    This TRUST AGREEMENT of TXU Capital IV (the "Trust"),

          dated as of May 21, 1999, among (i) Texas Utilities Company, a

          Texas corporation (the "Depositor"), (ii) The Bank of New York, a

          New York banking corporation (the "Property Trustee"), not in its individual capacity but solely as trustee of the Trust, (iii) The

          Bank of New York (Delaware), a Delaware banking corporation (the

          "Delaware Trustee"), not in its individual capacity but solely as trustee of the Trust, and (iv) Laura Anderson, an individual employed by the Depositor or one of its affiliates, not in her individual capacity but solely as trustee of the Trust (the

          "Administrative Trustee")(the Administrative Trustee, together with any administrative trustees appointed by the Depositor after the date hereof, the "Administrative Trustees")(each of such trustees in (ii), (iii) and (iv) a "Trustee" and collectively,

          the "Trustees").  The Depositor and the Trustees hereby agree as follows:

                    1.   The trust created hereby shall be known as "TXU

          Capital IV", in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust,

          make and execute contracts, and sue and be sued.

                    2.   The Depositor hereby assigns, transfers, conveys

          and sets over to the Trustees the sum of $10.  The Trustees hereby acknowledge receipt of such amount in trust from the

          Depositor, which amount shall constitute the initial trust estate.  The Trustees hereby declare that they will hold the trust estate in trust for the Depositor.  It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code,

          12 Del. C. S.3801 et seq. (the "Business Trust Act"), and that
             -------        -- ---

          this document constitutes the governing instrument of the Trust.

          The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the

          State of Delaware in accordance with the provisions of the

          Business Trust Act.

                    3.   The Depositor and the Trustees will enter into an

          amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Trust Securities and

          Common Trust Securities referred to therein.  Prior to the execution and delivery of such amended and restated Trust Agree-

          ment, the Trustees shall not have any duty or obligation hereun-

          der or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approv-

          als required by applicable law or otherwise.

                    4.   The Depositor and the Trustees hereby authorize

          and direct each of the Administrative Trustees, and the Deposi-

          tor, acting singly or together, (and, in the case of (iv) below,

          Robert J. Reger, Jr., as authorized representative of the Trust)

          (i) to prepare and file with the Securities and Exchange Commis-

          sion (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933

          Act Registration Statement") (including any pre-effective or post-effective amendments thereto), relating to the registration under the Securities Act of 1933, as amended, of the Preferred

          Trust Securities of the Trust and certain other securities and

          (b) a Registration Statement on Form 8-A (the "1934 Act Registra-

          tion Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred

          Trust Securities of the Trust under Section 12(b) or 12(g) of the

          Securities Exchange Act of 1934, as amended; (ii) to prepare and file with The New York Stock Exchange, Inc. (the "Exchange") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the

          Preferred Trust Securities to be listed on the Exchange, (iii) to prepare and file and execute on behalf of the Trust such applica-

          tions, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred

          Trust Securities under the securities or blue sky laws of such jurisdictions as the Depositor or the Administrative Trustee, on

          behalf of the Trust, may deem necessary or desirable and (iv) to execute and deliver, on behalf of the Trust, an underwriting agreement in respect of the sale of the Preferred Trust Securi-

          ties in such form as the Depositor shall approve.  In the event that any filing referred to above is required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or her capaci-

          ty as Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Property Trustee and the Delaware

          Trustee, in their capacities as Trustees of the Trust, respec-

          tively, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws.  In connection with the filings referred to above, the Depositor and each Trustee, solely in its or her capacity as trustee of the Trust, hereby consti-

          tutes and appoints Robert A. Wooldridge, Peter B. Tinkham and

          Robert J. Reger, Jr., and each of them, as its or her true and lawful attorneys-in-fact and agents, with full power of substitu-

          tion and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all filings and amendments

          (including post-effective amendments) to any of such filings

          (including the 1933 Act Registration Statement and the 1934 Act

          Registration Statement) and to file the same, with all exhibits thereto and other documents in connection therewith, with the

          Commission, the Exchange and securities or blue sky administra-

          tors, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such

          Trustee might or could do in person, hereby ratifying and con-

          firming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

                    5.   This Trust Agreement may be executed in one or

          more counterparts.

                    6.   The number of Trustees initially shall be three

          (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of

          Trustees; provided, however, that to the extent required by the

          Business Trust Act, one Trustee shall be either a natural person who is a resident of the State of Delaware, or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law.  Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time.  Any one or more of the Trustees may resign upon thirty days prior written notice to Depositor.

                    7.   The Depositor shall have the right to dissolve the

          Trust at any time prior to the issuance of any Preferred Trust

          Security.  Upon dissolution of the Trust pursuant to this Section

          7, each of the Administrative Trustees, acting singly, is hereby authorized to prepare, execute and file a Certificate of Cancel-

          lation in respect of the Trust with the Secretary of State of the

          State of Delaware.

                    8.   This Trust Agreement shall be governed by, and

          construed in accordance with, the laws of the State of Delaware

          (without regard to conflict of laws principles).

                    IN WITNESS WHEREOF, the parties hereto have caused this

          Trust Agreement to be duly executed as of the day and year first above written.


                                        TEXAS UTILITIES COMPANY
                                             as Depositor


                                        By: /s/ Diane J. Kubin
                                           --------------------------------
                                             Name: Diane J. Kubin
                                             Title: Assistant Secretary


                                        THE BANK OF NEW YORK, not in its
                                             individual capacity but solely
                                             as Trustee


                                        By: /s/ Walter N. Gitlin
                                           --------------------------------
                                             Name: Walter N. Gitlin
                                             Title: Vice President


                                        THE BANK OF NEW YORK
                                             (DELAWARE), not in its
                                             individual capacity but
                                             solely as Trustee


                                        By: /s/ Walter N. Gitlin
                                           --------------------------------
                                             Name: Walter N. Gitlin
                                             Title: Authorized Signatory


                                          LAURA ANDERSON, not in her
                                             individual capacity but solely
                                             as Trustee


                                        By: /s/ Laura Anderson
                                           --------------------------------

                                 CERTIFICATE OF TRUST

                                          OF

                                    TXU CAPITAL IV

               THIS  CERTIFICATE OF TRUST of  TXU Capital IV (the "Trust"),
          dated as of   May 21, 1999, is being duly  executed and filed by
          the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. S. 3801 et seq.).
                                          ------         -- ---

               1. Name. The name of the business trust formed hereby is TXU Capital IV.

               2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

               3.   Effective  Date.   This Certificate  of Trust  shall be
          effective upon filing.

               IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


          THE BANK OF NEW YORK,                   LAURA ANDERSON,
          not in its individual                   not in her individual
          capacity but solely as                  capacity but solely as
          Trustee                                 Trustee


          By:  /s/ Walter N. Gitlin                 /s/ Laura Anderson
             -------------------------            ------------------------
          Name:  Walter N. Gitlin
          Title: Vice President



          THE BANK OF NEW YORK (DELAWARE),
          not in its individual capacity
          but solely as Trustee


          By:  /s/ Walter N. Gitlin
             -------------------------
          Name:  Walter N. Gitlin
          Title: Authorized Signatory